EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES NOVEMBER CASH DISTRIBUTION

Dallas, Texas, November 19, 2004 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.249191 per unit, payable on December 14, 2004, to unitholders of record on November 30, 2004. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	24,400	232,000	$41.35	$6.02
Prior Month	22,800	206,000	$41.58	$6.54

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis
Vice President
Bank of America, N.A.
Toll Free - 877/228-5084
www.crosstimberstrust.com